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                                                                    Exhibit 10.4

                                    AGREEMENT


         THIS AGREEMENT dated this 18th day January, 2002.

Between:

                  Richard Homburg, residing at NL ("Homburg") and Homburg Invest Inc., a corporation organized and existing under the laws of the province of Alberta, Canada, with offices at 11 Akerley Boulevard, Dartmouth, Nova Scotia, Canada, B3B 1J7 ("HII"), (together sometimes referred to herein as "shareholder")

                                            - and -

                  Cedar Income Fund, Ltd., a Maryland corporation, with offices at 44 South Bayles Avenue, Port Washington, NY 11050 (hereinafter referred to as "CIF");

WITNESSETH:

         WHEREAS, HII has acquired by purchase from Homburg or an entity or entities controlled by Homburg, 150,000 shares of Common Stock of CIF;

         WHEREAS, the Articles of Incorporation of CIF prohibit the purchase of more than 3.5% of the stock of CIF without approval of CIF's Board of Directors;

         WHEREAS, CIF is a real estate investment trust, qualified as such under the applicable provisions of the Internal Revenue Code and would lose its qualification as a real estate investment trust in the event that five or fewer (individual) shareholders own in the aggregate, directly or indirectly, more than 50% of its stock;

         WHEREAS, CIF is a corporation whose shares are listed on the NASDAQ (Small Cap) Stock Market and is subject to the applicable provisions of the Securities Act, the Securities and Exchange Act and the rules and regulations promulgated by the Securities and Exchange Commission and NASDAQ, and shareholder will be required to effect certain filings pursuant to those laws, rules and regulations with respect to the purchase of a substantial ownership interest;

         WHEREAS, CIF believes it to be in its best interests and in the best interest of its shareholders to avoid a possible adverse holding or change of control involving a foreign shareholder whose interests may or may not coincide with those of CIF and its shareholders;

         WHEREAS, CIF wishes to limit any sale of stock of CIF held by HII to avoid undue harm to shareholders and CIF or undue disruption of trading in CIF's stock; and

         WHEREAS, Shareholder wishes to establish a long-term positive relationship with CIF, its directors and its management, and has agreed to enter into certain "standstill" arrangements pursuant to which it will undertake, among other things, to acquire no substantial additional stock of CIF or to sell or otherwise dispose of its stock without approval of its Board of Directors (which consent will not be arbitrarily withheld);

         NOW, THEREFORE, the parties hereto hereby, for good and valuable consideration, the receipt of which is hereby acknowledged, have entered into this Agreement.

1. Restriction on Certain Actions. During the term of this Agreement, Shareholder, without the prior consent of CIF's Board of Directors, will not, nor will he or it permit any affiliate (as such term is defined in Rule 12b-2 of Regulation 12B under the Securities Exchange Act of 1934, as amended, (the "Act")) of Shareholder, to:

(1) acquire (other than through stock splits or stock dividends), directly or indirectly or in conjunction with or through any other person, by purchase or otherwise, beneficial ownership of any additional Shares or any other securities of CIF entitled to vote generally for the election of directors ("Voting Securities"), if such acquisition would cause Shareholder and his or its affiliates, directly or indirectly to own in the aggregate more than 29.9% of all Voting Securities outstanding. Notwithstanding the provisions of the preceding sentence, if the number of outstanding Voting Securities is reduced for any reason, whether by repurchases by CIF or otherwise, Shareholder will not be required to dispose of any of his holdings of Voting Securities even if such reduction in outstanding shares would result in Shareholder's ownership exceeding 29.9% of the outstanding Voting Securities;

(b) directly or indirectly or through any other person, solicit proxies with respect to Voting Securities under any circumstance; or become a "participant" in any "election contest" relating to the election of directs of CIF (as such terms are used in Rule 14a-11 of Regulation 14A under the Act);

(c) deposit any Voting Securities in a voting trust, or subject any Voting Securities to a voting or similar agreement;

(d) directly or indirectly or through or in conjunction with any other person, engage in a tender or exchange offer for CIF's Voting Securities made by any other person or entity without the prior written approval of CIF, which approval will not be arbitrarily withheld, or engage in any proxy solicitation or any other activity with any other person or entity relating to CIF without the prior approval of CIF;
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(e)  take any action alone or in concert with any other person to acquire or change the control of CIF or, directly or indirectly, participate in, or encourage the formation of, any group seeking to obtain or take control of CIF, or;

(f) sell, transfer, pledge or otherwise dispose of or encumber any Voting Securities except (i) as set forth in Section 2 hereof, (ii) by operation of law, provided that the transferee agrees to be bound by all the provisions of this Agreement.

2. Sale of Voting Securities. During the term of this Agreement, Shareholder may sell all or part of his or its holding of Voting Securities as follows:


(a) in accordance with the volume limitations of Rule 144 under the Securities Act of 1933, as amended, in unsolicited brokerage transactions effected on a national securities exchange or in the over-the-counter market; or

(b) otherwise through a broker-dealer, provided that not more than 30,000 of such securities are placed with any one person or group. Shareholders shall give CIF prior written notice of any proposed sale pursuant to this paragraph. If sales are to be made pursuant to Subdivision (a) or (b) above, they shall be made in accordance with Rule 144 if applicable and in such a manner as to effect as wide a distribution of the Voting Securities as reasonably practicable.

3.   Voting of Voting Securities. During the term of this Agreement,

(a) Shareholder shall vote all Voting Securities owned by him or his affiliates on any matters proposed by the Board of Directors and presented to CIF's stockholders; provided, however, that Shareholder shall not vote any Voting Securities owned by him or it or their respective affiliates in favour of nominees for directors of CIF if such nominees have not been nominated by the Board of Directors.

(b) Shareholder and his or its affiliates shall cause their Voting Securities to be duly represented, in person or by proxy, at each meeting of stockholders of CIF duly called by the Board of Directors.

4. Term. Subject to the provisions of Section 5 hereof, the term of this Agreement shall be for a period of 5 years commencing on the date hereof;

5. Termination of Restrictions. The restrictions on sale contained in Sections 1(f) and 2 hereof shall terminate in any of the following events:

(a) a person or group of persons unaffiliated with Shareholder shall make an offer to purchase a number of shares of Common Stock or other Voting Securities which would entitle such person or persons to vote a majority of the Voting Securities of CIF and a majority of the members of the Board of Directors of CIF does not oppose such offer to recommend against acceptance thereof by the shareholders of CIF; or

(b) CIF shall enter into an agreement with any party providing for an offer to be made to purchase shares of Common Stock of CIF and a majority of the Board of Directors approves or recommends acceptance of such tender offer; or

(c) CIF enters into an agreement calling for the merger or consolidation of CIF with or into any other corporation in which CIF shall not be the survivor or in which CIF's outstanding capital stock shall be converted into cash or other property and notice of a meeting of shareholders called for approval of such merger agreement shall be given; provided, however, that Shareholder shall not thereafter effect any sale or disposition of Voting Securities in such manner as to materially change the terms of the proposed merger; or

(d) there shall occur the election or appointment to the Board of Directors of CIF at any time or from time to time of a number of persons equal to or greater than a majority of the number of members of the Board of Directors of CIF in opposition to nominees of the Board of Directors of CIF or without the approval or consent of the majority of the Board of Directors of CIF;

6.   Legend and Stop Transfer Order.

(a)  Shareholder agrees:

     (i) to the placement of the following legend on each certificate representing Voting Securities owned by Shareholder of any affiliate:

           "The shares evidenced by this certificate are subject to, and may be sold, transferred or otherwise disposed of only upon compliance with, the terms and the provisions of a certain Agreement by between Richard Homburg, Homburg Invest Inc. and Cedar Income Fund, Ltd., a copy of which is on file and may be examined at the office of the Secretary of Cedar Income Fund, Ltd."

     (ii) That CIF may give stop transfer orders to its transfer agent with respect to the Shares.

(b) the transfer of any Voting Securities which are sold in contravention of the provisions of this Agreement shall not be registered on the books of CIF, and no person to whom any such sale is made shall be recognized as the holder of such Voting Securities or acquire any voting, dividend or other rights in respect hereof.

(c) At any time after the termination of this Agreement and, during the term of this Agreement, so long as Shareholder is not in default hereunder, Shareholder may submit certificates bearing the legend set forth in (a) above to the Company's transfer agent and CIF agrees to have such transfer agent promptly exchange such certificates for new certificates without any legend. If the Shareholder has the right to have the legend removed from the certificate following the sale of the Shares represented thereby, CIF agrees to have its transfer agent promptly issue a new certificate to the purchaser without any legend thereon.
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7.   Directors. CIF agree that during the term of this Agreement, Shareholder shall be entitled to have a nominee of its choice to sit as a Director of CIF.

8.   Miscellaneous

(a) Successors and Assigns. This Agreement shall be binding upon and shall enure to the benefit of and be enforceable by the successors and assigns, and transferees by operation of law, of the parties hereto or otherwise bound hereby, whether or not any such person is a party hereto. Except as otherwise expressly provided for herein, this Agreement shall not enure to the benefit of, be enforceable by or create any right or cause or action in any person, including without limitation any stockholder of CIF, other than the parties hereto.

(b) Amendments. This agreement may not be modified, amended, altered or supplemented except upon the execution and delivery of a written agreement executed by the parties hereto. However, a party may waive in writing any condition to the obligations of another party hereunder.

(c) Notices. All notices hereunder shall be given as set forth in the Stock Purchase Agreement between CIF and the Shareholder.

(d) Governing Law. This Agreement shall be governed by and construed in accordance with the internal law of the State of New York without giving effect to the principles of conflicts of laws thereof.


         IN WITNESS WHEREOF, each of the parties hereto has duly executed this Agreement on the date first above written.


WITNESS:                                 HOMBURG INVEST INC.

                                         By: /s/  Richard Homburg
                                            ------------------------------------
                                            Name:  Richard Homburg
                                            Title: CEO & Chairman


                                            /s/ Richard Homburg

                                            ------------------------------------


                                         CEDAR INCOME FUND, LTD.

                                         By: /s/ Leo S. Ullman
                                         ------------------------------------
                                            Name:  Leo S. Ullman
                                            Title: President